
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus
II financial statements for the year ended December 31, 1996 and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       8,953,003
<SECURITIES>                                 7,134,203
<RECEIVABLES>                                  287,564<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               346,021
<PP&E>                                      76,101,401<F2>
<DEPRECIATION>                            (18,758,766)
<TOTAL-ASSETS>                              74,063,426
<CURRENT-LIABILITIES>                          891,538
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    73,171,888<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                74,063,426
<SALES>                                              0
<TOTAL-REVENUES>                             3,764,199<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,220,048<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,455,849)<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes ll receivables included in other assets on the balance sheet.
<F2>Multi-family complex of $10,456,218, retail centers of $50,532,289 and investment in J.V. of $15,112,894.
<F3>Deficit of the General Partners of ($491,274) and equity of Limited Partners
$73,663,162.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership.
<F6>Net loss allocated ($29,117) to the General Partners and (1,426,732) to the
Limited Partners.

